Exhibit 10.63

Translated from Japanese

                   Contract of Security of Transferred Shares

In order for IA Global ('IAO') to provide the IAO owned capital shares of Global Hotline('GHI') as collateral to H Capital, H Capital and IA Global will enter into an Agreement of Security of transferred shares (the 'Contract').

   Article 1. (Purpose) In order to secure the obligation (the 'obligation') mentioned in the loan agreement made as of February 25, 2009(the 'Agreement') by H Capital and GHI, H Capital, IAO and GHI have agreed to provide H Capital as surety the IAO owned 600 capital shares of GHI (the 'Shares') as collateral in the case that Global Hotline defaults on its loan repayment commitments.

   Article 2. (Collateral value) H Capital, IAO and GHI have confirmed that the capitalization of the Shares is at Y30,000,000 and that the value as collateral is Y15,000,000.

   Article 3. (Issuing of shares) GHI shall issue the certificates of the Shares to IAO and IAO shall provide them to H Capital, if GHI defaults on its loan repayments.

   Article 4. (Approval of the Board of Directors) This matter has been approved by the Board of Directors of GHI as of March 2, 2009 and GHI must submit a certified copy of the minute book from the Board meeting.

   Article 5. (Matters to confirm) As of February 25, 2009 H Capital, IAO and GHI have confirmed that the total number of outstanding shares of GHI is 600.

   Article 6. (Acceleration) If GHI fails to repay the obligated full amount, and fulfills the requirements of acceleration provided on the Agreement, the Shares, as a matter of course, will be transferred to IAO to discharge the obligation. Furthermore, by transferring the Shares the obligation and amount that will be offset is Y15,000,000.

   Article 7. (Default) In the event of any default in loan repayment, or threaten default in loan repayment, H Capital will give written notice of such an event to IAO and IAO shall have 30 days in which to cure the default.

   Article 8. (Consultation) Any matter not stipulated herein shall be determined each time by H Capital, IAO and GHI upon consultation in good faith.

   Article 9. (Litigation) Any litigation regarding this Contract shall submit to the jurisdiction of the Tokyo District Court.

   Article 10. (iSupersede) 1. In the event of any transaction of the Shares if any balance has remained with GHI, it shall give the said balance to IAO. Furthermore, this Contract shall supersede the Agreement.

   Article 11. (No other agreements) This agreement and the loan agreement made as of February 25, 2009 are the only agreements, letters, understandings between the parties. Any other agreements, letters, or written understandings are superseded, invalidated and inadmissible in any Courts of Law.

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   IN WITNESS HEREOF, three copies of this Contract have been executed to each of which H Capital, IAO, and GHI shall affix its own name and seal, and each party must retain a copy.

                                                               February 25, 2009

   H Capital
   _________________________
   _________________________
   _________________________


   IA Global, Inc
   101 California Street Suite 2450
   San Francisco, CA 94111 USA
   /s/ Derek Schneideman


   GHI
   _________________________
   _________________________
   _________________________

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